UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 6, 2012

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Tortoise Capital Resources Corporation
(Exact name of registrant as specified in its charter)

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Commission File No. 1-33292

Maryland	20-3431375
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11550 Ash Street, Suite 300, Leawood, KS	66211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 981-1020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of Tortoise Capital Resources Corporation (the “Company”) was held on June 6, 2012.  The final voting results for each proposal are set forth below.

Proposal 1:

Stockholders voted to elect David J. Schulte and Charles E. Heath to the Board of Directors of the Company, to hold office for a term of three years and until their successors are duly elected and qualified.

David J. Schulte	Voted
For	4,929,022
Withheld	93,368
Non Votes	3,721,541

Charles E. Heath	Voted
For	4,926,622
Withheld	95,768
Non Votes	3,721,541

Director-nominees received a vote of a plurality of all shares of common stock of the Company present at the meeting, in person or by proxy, and were each elected to serve as Directors of the Company until the 2015 annual meeting of stockholders and until his successor is duly elected and qualified.

Proposal 2:

Stockholders voted to authorize the amendment of the Company’s Articles of Incorporation if the Company qualifies for and elects Real Estate Investment Trust status.

Voted
For	4,884,045
Against	74,444
Abstain	63,901
Non Votes	3,721,541

A majority of all common stock voted in favor of the proposal, and as a result, the proposal passed.

Proposal 3:

Stockholders voted to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending November 30, 2012.

Voted
For	8,551,846
Against	72,339
Abstain	119,746
Non Votes	0

The proposal received the affirmative vote of a majority of the votes cast at the meeting, in person or by proxy, and as a result, the proposal passed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORTOISE CAPITAL RESOURCES CORPORATION

Dated: June 14, 2012	By:	/s/ David J. Schulte
David J. Schulte
Chief Executive Officer and President